Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of AdCare Health Systems, Inc. of our report dated March 19, 2012, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of AdCare Health Systems, Inc. for the year ended December 31, 2011.  We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/  Battelle & Battelle LLP

Dayton, Ohio

October 23, 2013